[SHIP]
                                                                      [VANGUARD]




VANGUARD(R) FUNDS


SUPPLEMENT TO THE PROSPECTUS

Effective July 6, 2006, Vanguard Index Participation Equity Receipts, also known as VIPER(R) Shares and VIPERs(R), are now known as ETF Shares.

In the MORE ON THE FUND section under "Frequent Trading or Market-Timing," change the references from VIPER Shares to ETF Shares.

In the SHARE PRICE section, change the reference from VIPERs to ETF Shares.

In the INVESTING WITH VANGUARD section, in the frequent-trading text, change the reference from VIPER Shares to ETF Shares.














(C) 2006 The Vanguard Group, Inc. All rights reserved.             PSCETF 072006
Vanguard Marketing Corporation, Distributor.

                                                                          [SHIP]
                                                                      [VANGUARD]

VANGUARD(R) U.S. STOCK VIPER SHARES
VANGUARD DIVIDEND APPRECIATION VIPER SHARES
VANGUARD REIT VIPER SHARES
VANGUARD INTERNATIONAL STOCK VIPER SHARES
VANGUARD U.S. SECTOR VIPER SHARES

SUPPLEMENT TO THE PROSPECTUS

Effective July 6, 2006, Vanguard Index Participation Equity Receipts, also known as VIPER(R) Shares and VIPERs(R), are now known as ETF Shares.

On the inside front cover page, remove the reference to Vanguard Index Participation Equity Receipts. Name changes have occurred for the share class that was formerly identified as VIPERs or VIPER Shares.

In the AN INTRODUCTION TO VIPER SHARES section add the following statement after the fund name chart: Prior to the close of business on July 6, 2006, Vanguard ETF(TM) Shares were known as VIPER Shares.

The names of the shares have been changed as follows:

FROM:                                       TO:
Vanguard Consumer Discretionary VIPERs      Vanguard Consumer Discretionary ETF
Vanguard Consumer Staples VIPERs            Vanguard Consumer Staples ETF
Vanguard Dividend Appreciation VIPERs       Vanguard Dividend Appreciation ETF
Vanguard Emerging Markets VIPERs            Vanguard Emerging Markets ETF
Vanguard Energy VIPERs                      Vanguard Energy ETF
Vanguard European VIPERs                    Vanguard European ETF
Vanguard Extended Market VIPERs             Vanguard Extended Market ETF
Vanguard Financials VIPERs                  Vanguard Financials ETF
Vanguard Growth VIPERs                      Vanguard Growth ETF





                                                                  (over, please)


FROM:                                         TO:
Vanguard Health Care VIPERs                   Vanguard Health Care ETF
Vanguard Industrials VIPERs                   Vanguard Industrials ETF
Vanguard Information Technology VIPERs        Vanguard Information Technology ETF
Vanguard Large-Cap VIPERs                     Vanguard Large-Cap ETF
Vanguard Materials VIPERs                     Vanguard Materials ETF
Vanguard Mid-Cap VIPERs                       Vanguard Mid-Cap ETF
Vanguard Pacific VIPERs                       Vanguard Pacific ETF
Vanguard REIT VIPERs                          Vanguard REIT ETF
Vanguard Small-Cap VIPERs                     Vanguard Small-Cap ETF
Vanguard Small-Cap Growth VIPERs              Vanguard Small-Cap Growth ETF
Vanguard Small-Cap Value VIPERs               Vanguard Small-Cap Value ETF
Vanguard Telecommunications Services VIPERs   Vanguard Telecommunications Services ETF
Vanguard Total Stock Market VIPERs            Vanguard Total Stock Market ETF
Vanguard Utilities VIPERs                     Vanguard Utilities ETF
Vanguard Value VIPERs                         Vanguard Value ETF


Throughout the prospectus, change all references from VIPER Share to ETF Share, from VIPER Shares to ETF Shares, and from VIPERs to ETF Shares.

In the PRECAUTIONARY NOTES section, under "A precautionary note to investment companies," the text is amended as follows:

A PRECAUTIONARY NOTE TO INVESTMENT COMPANIES: For purposes of the Investment Company Act of 1940, ETF Shares are issued by registered investment companies. Accordingly, the acquisition of ETF Shares by other investment companies is subject to the restrictions of Section 12(d)(1) of that Act, except as permitted under the terms of an exemptive order issued to Vanguard.




(C) 2006 The Vanguard Group, Inc. All rights reserved.            PSAETF 072006
Vanguard Marketing Corporation, Distributor.

                                                                          [SHIP]
                                                                      [VANGUARD]

VANGUARD(R) DIVIDEND APPRECIATION INDEX FUND
VANGUARD INTERNATIONAL STOCK INDEX FUNDS
VANGUARD REIT INDEX FUND
VANGUARD U.S. SECTOR INDEX FUNDS
VANGUARD U.S. STOCK INDEX FUNDS

SUPPLEMENT TO THE PROSPECTUS

Effective July 6, 2006, Vanguard Index Participation Equity Receipts, also known as VIPER(R) Shares and VIPERs(R), are now known as ETF Shares. Names changes have occurred for the share class that was formerly identified as VIPERs or VIPER Shares.

In the CONTENTS, change the name of the section from VIPER Shares to ETF Shares.

In the SHARE CLASS OVERVIEW text, change the references from VIPER Shares to ETF Shares.

In the MORE ON THE FUND section under "Frequent Trading or Market-Timing," change the references from VIPER Shares to ETF Shares.

In the SHARE PRICE section, change the reference from VIPERs to ETF Shares.

In the INVESTING WITH VANGUARD section, under "Converting Shares," change the references from VIPER Shares to ETF Shares.

In the INVESTING WITH VANGUARD section, in the frequent-trading text, change the reference from VIPER Shares to ETF Shares.

In the VIPER Shares section, replace all references to Vanguard Index Participation Equity Receipts, VIPERs, and VIPER Shares with ETF Shares. Add the following statement at the end of the first paragraph: Prior to the close of business on July 6, 2006, Vanguard ETF(TM) Shares were known as VIPER Shares.



(C) 2006 The Vanguard Group, Inc. All rights reserved.             PSBETF 072006
Vanguard Marketing Corporation, Distributor.

                                                                          [SHIP]
                                                                      [VANGUARD]

VANGUARD(R) VARIABLE INSURANCE FUNDS


SUPPLEMENT TO THE PROSPECTUS DATED APRIL 28, 2006

Effective July 6, 2006, Vanguard Index Participation Equity Receipts, also known as VIPER(R) Shares and VIPERs(R), are now known as ETF Shares.

In the MORE ON THE PORTFOLIOS section under "More on the Stock Portfolios," change the reference from VIPER Shares to ETF Shares in the description of the Equity Income Portfolio.

In the ADDITIONAL INFORMATION section under "Exchange Traded Funds and VIPERs," change the references from VIPER Shares to ETF Shares. Add the following statement at the end of the paragraph: Prior to the close of business on July 6, 2006, Vanguard ETF(TM) Shares were known as VIPER Shares.

In the ADDITIONAL INFORMATION section under "Frequent Trading or Market-Timing," change the reference from VIPER Shares to ETF Shares.

In the SHARE PRICE section, change the reference from VIPERs to ETF Shares.








(C) 2006 The Vanguard Group, Inc. All rights reserved.              PS64 072006
Vanguard Marketing Corporation, Distributor.

                                                                          [SHIP]
                                                                      [VANGUARD]
VANGUARD(R) MONEY MARKET FUNDS
VANGUARD PRIME MONEY MARKET FUND
VANGUARD MONEY MARKET PORTFOLIO

SUPPLEMENT TO THE PROSPECTUS

Effective July 6, 2006, Vanguard Index Participation Equity Receipts, also known as VIPER(R) Shares and VIPERs(R), are now known as ETF Shares.

In the SHARE PRICE section, change the reference from VIPERs to ETF Shares.


















(C) 2006 The Vanguard Group, Inc. All rights reserved.               PS30 072006
Vanguard Marketing Corporation, Distributor.

                                                                          [SHIP]
                                                                      [VANGUARD]

VANGUARD(R) ENERGY FUND
VANGUARD EQUITY INCOME FUND
VANGUARD EXPLORER(TM) FUND
VANGUARD GLOBAL EQUITY FUND
VANGUARD INTERNATIONAL GROWTH FUND
VANGUARD INTERNATIONAL VALUE FUND
VANGUARD MID-CAP GROWTH FUND
VANGUARD MORGAN(TM) GROWTH FUND
VANGUARD SELECTED VALUE FUND
VANGUARD STRATEGIC EQUITY FUND
VANGUARD STRATEGIC SMALL-CAP EQUITY FUND
VANGUARD U.S. GROWTH FUND
VANGUARD WINDSOR(TM)FUND
VANGUARD WINDSOR(TM) II FUND

SUPPLEMENT TO THE PROSPECTUSES

Effective July 6, 2006, Vanguard Index Participation Equity Receipts, also known as VIPER(R) Shares and VIPERs(R), are now known as ETF Shares.

In the MORE ON THE FUND section under "Other Investment Policies and Risks," change the references from VIPER Shares to ETF Shares in the paragraph about exchange-traded funds. Add the following statement at the end of the paragraph:
Prior to the close of business on July 6, 2006, Vanguard ETF(TM) Shares were known as VIPER Shares.

In the MORE ON THE FUND section under "Frequent Trading or Market-Timing, "change the references from VIPER Shares to ETF Shares.

In the SHARE PRICE section, change the reference from VIPERs to ETF Shares.

In the INVESTING WITH VANGUARD section, in the frequent-trading text, change the reference from VIPER Shares to ETF Shares.








(C) 2006 The Vanguard Group, Inc. All rights reserved.              PSETF 072006
Vanguard Marketing Corporation, Distributor.

                                                                          [SHIP]
                                                                      [VANGUARD]

VANGUARD(R) TARGET RETIREMENT FUNDS

SUPPLEMENT TO THE PROSPECTUS DATED JUNE 7, 2006

Effective July 6, 2006, Vanguard Index Participation Equity Receipts, also known as VIPER(R) Shares and VIPERs(R), are now known as ETF Shares.

In the MORE ON THE FUNDS section under "Security Selection," change all references from VIPER Shares to ETF Shares. Add the following statement at the end of the last paragraph: Prior to the close of business on July 6, 2006, Vanguard ETF(TM) Shares were known as VIPER Shares.

In the MORE ON THE FUNDS section under "Frequent Trading or Market-Timing, "change the references from VIPER Shares to ETF Shares.

In the SHARE PRICE section, change the references from VIPERs and VIPER Shares to ETF Shares.

In the INVESTING WITH VANGUARD section, in the frequent-trading text, change the reference from VIPER Shares to ETF Shares.








(C) 2006 The Vanguard Group, Inc. All rights reserved.            PSC308 072006
Vanguard Marketing Corporation, Distributor.

                                                           [SHIP][VANGUARD LOGO]

VANGUARD FUNDS(R)



SUPPLEMENT TO THE STATEMENT OF ADDITIONAL INFORMATION


TRUSTEE ADDED TO VANGUARD FUNDS' BOARD OF TRUSTEES

The Boards of Trustees of the Vanguard funds have added Amy Gutmann Ph.D. as a trustee effective June 30, 2006. The trustees set broad policies for the Funds; select investment advisors; monitor fund operations, performance, and costs; nominate and select new trustees; and elect fund officers.

     Dr.  Gutmann's  principal  occupations  during the past five years include:
President of the University of Pennsylvania (since 2004); Professor in the School of Arts and Sciences, Annenberg School for Communication, and Graduate School of Education of the University of Pennsylvania (since 2004); Provost (2001-2004) and Laurance S. Rockefeller University Professor of Politics and the University Center for Human Values (1990-2004), Princeton University; Director of Carnegie Corporation of New York and Philadelphia 2016 (since 2005) and of Schuylkill River Development Corporation and Greater Philadelphia Chamber of Commerce (since 2004).


SHARE CLASS NAME CHANGE

Effective July 6, 2006, Vanguard Index Participation Equity Receipts, also known as VIPER(R) Shares and VIPERs(R), are now known as Vanguard ETF/TM/ Shares. Because name changes have occurred for the share class that was formerly identified as VIPERs or VIPER Shares, replace text references to Vanguard Index Participation Equity Receipts, VIPERs, and VIPER Shares with ETF Shares.









































(C)2006 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.                          SAI062006